EXHIBIT 2.1








                            SHARE EXCHANGE AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 11, 2002

                                     BETWEEN

                              COLOR IMAGING, INC.,

                        LOGICAL IMAGING SOLUTIONS, INC.,

                           DIGITAL COLOR PRINT, INC.,

                                       AND

                  THE SHAREHOLDERS OF DIGITAL COLOR PRINT, INC.





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                                TABLE OF CONTENTS


                                                                         PAGE(S)
                                                                         -------
ARTICLE I                DEFINITIONS...........................................1
     Section 1.1.        Definitions...........................................1
ARTICLE II               EXCHANGE OF THE SHARES................................4
     Section 2.1.        The Share Exchange....................................4
     Section 2.2.        Closing...............................................4
     Section 2.3.        Directors and Officers................................4
     Section 2.4.        Assumption of Liabilities.............................4
     Section 2.5.        Post Closing Offering.................................5
ARTICLE III              REPRESENTATIONS AND WARRANTIES OF COLOR...............5
     Section 3.1.        Corporate Existence and Power.........................5
     Section 3.2.        Corporate Authorization...............................5
     Section 3.3.        Governmental Authorization............................6
     Section 3.4.        Non-Contravention.....................................6
     Section 3.5.        Capitalization........................................6
     Section 3.6.        Ownership of Shares...................................6
     Section 3.7.        No Brokers............................................7
ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF DCP.................7
     Section 4.1.        Authorization.........................................7
     Section 4.2.        Governmental Authorization............................7
     Section 4.3.        Non-Contravention.....................................7
     Section 4.4.        Investment Intent; Registration; No Transfer..........8
     Section 4.5.        Endorsement...........................................8
     Section 4.6.        No Market for Shares..................................8
     Section 4.7.        No Solicitation.......................................8
     Section 4.8.        Information...........................................8
     Section 4.9.        Opportunity to Consult................................8
     Section 4.10.       Speculative Investment................................8
     Section 4.11.       No Commission.........................................8
     Section 4.12.       Status................................................9
     Section 4.13.       No Material Misstatement..............................9
     Section 4.14.       No Brokers............................................9
     Section 4.15.       Logical Financial Statements..........................9
ARTICLE V                CONDUCT PENDING CLOSING...............................9
     Section 5.1.        Conduct Pending Closing...............................9
     Section 5.2.        Access to Information................................11
     Section 5.3.        Notices of Certain Events............................12
     Section 5.4.        Fairness Opinion.....................................12
ARTICLE VI               OTHER AGREEMENTS.....................................12
     Section 6.1.        Warrants.............................................12
     Section 6.2.        Financial Statements.................................12
     Section 6.3.        Leases...............................................13

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     Section 6.4.        Sale of Toner Products...............................13
     Section 6.5.        Tax Periods Ending on or before Closing..............13
     Section 6.6.        Cooperation on Tax Matters...........................13
     Section 6.7.        Books and Records....................................14
ARTICLE VII              MUTUAL COVENANTS OF COLOR, DCP, AND THE DCP
                          SHAREHOLDERS........................................14
     Section 7.1.        Reasonable Efforts...................................14
     Section 7.2.        Public Announcements.................................14
     Section 7.3.        Supplemental Disclosure..............................14
     Section 7.4.        Confidentiality......................................15
ARTICLE VIII             CONDITIONS TO CLOSING................................16
     Section 8.1.        Conditions to Obligations............................16
     Section 8.2.        Conditions to Obligations of DCP.....................16
     Section 8.3.        Conditions to Obligations of Color...................17
ARTICLE IX               SURVIVAL.............................................17
ARTICLE X                INDEMNIFICATION......................................17
     Section 10.1.       Indemnification by Color.............................17
     Section 10.2.       Indemnification by DCP and the DCP Shareholders......18
     Section 10.3.       Notice of Circumstances..............................18
     Section 10.4.       Survival of Indemnification Obligations..............18
ARTICLE XI               TERMINATION..........................................19
     Section 11.1.       Grounds for Termination..............................19
     Section 11.2.       Effect of Termination................................19
ARTICLE XII              MISCELLANEOUS........................................19
     Section 12.1.       Notices..............................................19
     Section 12.2.       Amendments and Waivers...............................20
     Section 12.3.       Successors and Assigns...............................21
     Section 12.4.       Governing Law........................................21
     Section 12.5.       Jurisdiction.........................................21
     Section 12.6.       Counterparts; No Third Party Beneficiaries...........21
     Section 12.7.       Entire Agreement.....................................21
     Section 12.8.       Construction.........................................22
     Section 12.9.       Most Favorable Tax Treatment.........................22
     Section 12.10.      Expenses.............................................22


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                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is entered into this 11th day of September, 2002 (together with the Schedules and Exhibits attached hereto, the "Agreement") between Color Imaging, Inc., a Delaware corporation ("Color"), Logical Imaging Solutions, Inc., a California corporation and wholly-owned subsidiary of Color ("Logical"), Digital Color Print, Inc., a Nevada corporation ("DCP"), and those individuals executing this Agreement below who constitute all of the shareholders of DCP (each a "DCP Shareholder" and collectively, the "DCP Shareholders").

                              W I T N E S S E T H:

     WHEREAS, Color desires to exchange all of the outstanding stock of its wholly-owned subsidiary, Logical, for 1,600,000 shares of the common stock of Color held by DCP and a warrant to purchase shares of the common stock of Logical or DCP as set forth therein;

     WHEREAS, DCP desires to exchange 1,600,000 shares of the common stock of Color held by DCP and a warrant to purchase shares of the common stock of Logical for all of the outstanding capital stock of Logical;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "AGREEMENT" shall have the meaning ascribed to it in the Preamble.

     "ANCILLARY  COLOR  DOCUMENTS"  shall  have the  meaning  ascribed  to it in
Section 3.2.

     "ANCILLARY DCP DOCUMENTS" shall have the meaning ascribed to it in Section 4.1.

     "BRENNAN" shall have the meaning ascribed to it in Section 2.1.

     "BRENNAN  EMPLOYMENT  AGREEMENT"  shall have the meaning  ascribed to it in
Section 2.4.

     "CIRCUMSTANCE" shall have the meaning ascribed to it in Section 10.3.

     "CLOSING" shall have the meaning ascribed to it in Section 2.2.

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     "CLOSING DATE" shall have the meaning ascribed to it in Section 2.2.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLOR" shall have the meaning ascribed to it in the Preamble.

     "COLOR SHARE(S)" shall have the meaning ascribed to it in Section 2.1.

     "COMMITTEE" shall have the meaning ascribed to it in Section 5.4.

     "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to it in Section 7.4(a).

     "DAMAGES" shall have the meaning ascribed to it in Section 10.1.

     "DCP" shall have the meaning ascribed to it in the Preamble.

     "DCP SHAREHOLDER" or "DCP SHAREHOLDERS" shall have the meanings ascribed to them in the Preamble.

     "ESCROW AGENT" shall mean SouthTrust Bank who will hold the Color Shares in escrow pending the Exchange as set forth in Section 2.1.

     "EXCHANGE" shall mean the share exchange contemplated by Article II and described in Section 2.1.

     "EXCHANGE  ESCROW  AGREEMENT"  shall  have the  meaning  ascribed  to it in
Section 2.1.

     "FAIRNESS OPINION" shall have the meaning ascribed to it in Section 5.4.

     "FINANCIAL ADVISOR" shall have the meaning ascribed to it in Section 5.4.

     "FORM SB-2" shall have the meaning ascribed to it in Section 8.3(c).

     "GAAP" means U.S. generally accepted accounting principles.

     "INSTRUMENT" shall have the meaning ascribed to it in Section 10.5(c).

     "LEASE AGREEMENT" shall have the meaning ascribed to it in Section 6.3.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

     "LOAN" shall have the meaning ascribed to it in Section 2.4.

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     "LOGICAL" shall have the meaning ascribed to it in the Preamble.

     "LOGICAL EMPLOYEE" shall have the meaning ascribed to it in Section 2.4.

     "LOGICAL AGREEMENTS" shall have the meaning ascribed to it in Section 6.3.

     "LOGICAL SHARES" shall have the meaning ascribed to it in Section 2.1.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, financial condition, or results of operations of Logical or on the ability of Color, Logical, DCP or the DCP Shareholders to perform its obligations under this Agreement.

     "PARTY" OR  "PARTIES"  shall  have the  meaning  ascribed  to it in Section
7.4(a).

     "PERSON" means an individual, corporation, partnership, association, trust,
limited  liability  company  or  other  entity  or  organization,   including  a
government or political subdivision or an agency or instrumentality thereof.

     "REPRESENTATIVES" shall have the meaning ascribed to it in Section 7.4(b).

     "RETIREMENT PLAN" shall have the meaning ascribed to it in Section 2.4.

     "SCHEDULED SHARES" shall have the meaning ascribed to it in Section 2.1.

     "SEC" means the United States Securities and Exchange Commission.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect 50% or more of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TAX" or "TAXES" means any and all foreign, federal, state or local taxes, charges, fees, levies or other assessments of any kind or character, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium or other taxes imposed on insurance companies, sales, use, real or personal property tax or other ad valorem tax, value added, transfer, profits, license, social security, Medicare, payroll, employment, excise, severance, stamp, occupation, intangibles tax, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

     "TERMINATION  AGREEMENT"  shall have the meaning  ascribed to it in Section
2.4.

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     "WARRANT" shall have the meaning ascribed to it in Section 6.1.

                                   ARTICLE II
                             EXCHANGE OF THE SHARES

     SECTION 2.1. THE SHARE EXCHANGE. Upon the terms of this Agreement and subject to the conditions set forth in Article VIII, at the Closing, Color shall convey to DCP, free and clear of any Liens, all of the issued and outstanding shares of the capital stock of Logical (each, a "Logical Share", and collectively, the "Logical Shares") in exchange for (a) 1,600,000 shares of the common stock, $.01 par value, of Color (each a "Color Share", and collectively, the "Color Shares") held by DCP, which shall be conveyed by DCP to Color, free and clear of any Liens, and (b) the Warrant described in Section 6.1. Within ten days after the execution of this Agreement, (x) DCP shall deposit with the Escrow Agent stock certificates evidencing not less than 1,100,000 Color Shares, and (y) Color shall deposit with the Escrow Agent stock certificates evidencing the Logical Shares, in each case to be held by such Escrow Agent pursuant to the Escrow Agreement attached as Exhibit 2.1 (the "Exchange Escrow Agreement"). On or prior to the date of this Agreement, Michael W. Brennan ("Brennan") shall deliver to Color stock powers signed by Brennan and endorsed in blank with the signature of Brennan guaranteed by a medallion level national bank or member of the New York Stock Exchange which satisfies the policies of Color's transfer agent and effectuates the transfer of the stock certificates identified on
Schedule 2.1 to DCP (the "Scheduled Shares"). Color shall submit the Scheduled Shares to its transfer agent for reissuance in the name of DCP, and upon receipt of such reissued stock certificates, Color shall deposit such certificates with the Escrow Agent to be held pursuant to the Exchange Escrow Agreement.

     SECTION 2.2. CLOSING. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, a closing (the "Closing") shall be held at the offices of Arnall Golden Gregory LLP, 1201 West Peachtree Street, 2800 One Atlantic Center, Atlanta, Georgia 30309, or such other place as the parties shall agree. The date of such Closing shall be the "Closing Date".

     SECTION 2.3. DIRECTORS AND OFFICERS. Within ten days following the execution of this Agreement, (a) Color will deliver to the Escrow Agent the resignations of the directors and officers of Logical listed on Exhibit 2.3A with such resignations being effective as of the consummation of the Closing, and (b) DCP shall deliver to the Escrow Agent the resignations of the directors and officers of Color listed on Exhibit 2.3B, with such resignations effective upon the consummation of the Closing. All such resignations shall be in the form of Exhibit 2.3C and shall be held by the Escrow Agent pursuant to the terms of the Exchange Escrow Agreement.

     SECTION 2.4. ASSUMPTION OF LIABILITIES. Upon the Closing, Logical shall not only be responsible for its existing contractual and other obligations, but shall also assume from Color all of Color's obligations with respect to the employees and contractors who currently work for Logical (each a "Logical Employee"), including, but not limited to, vacation, termination, severance, and similar employment-related obligations and employee benefits. Logical acknowledges that upon Closing, the Logical Employees shall no longer be covered by the health, life insurance, and similar benefit plans currently offered by


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Color.  Each Logical  Employee who, as of the Closing,  is a participant  in the
Color Imaging Inc. 401(k) Program (the "Retirement Plan") shall be entitled, effective as of the Closing, to receive a direct transfer or distribution of the vested portion of his Retirement Plan account pursuant to the provisions of applicable law and at the participant's direction. Notwithstanding the foregoing provisions of this Section 2.4, Logical shall not be liable for the cost of that certain Employment Agreement dated June 28, 2000 between Color and Brennan, as amended, which shall remain an obligation of Color (the "Brennan Employment Agreement"); provided, however, that simultaneously herewith, Brennan and Color shall execute a Termination Agreement in the form attached as Exhibit 2.4 (the "Termination Agreement"), relating to the Brennan Employment Agreement. Color agrees to reimburse Logical for its premium cost of including Brennan, for the period following the Closing through the Compensation Termination Date (as defined in the Termination Agreement), in any health or life insurance plan which is established by Logical for the benefit of its executives generally, provided (a) such Logical plan is comparable to the health and life insurance plans in which Brennan participated as an employee of Color, and (b) Brennan participates in such Logical plans under coverage options (e.g. single, family, etc.) and/or benefit levels comparable to those in which Brennan participated as an employee of Color. Effective upon the Closing, Color agrees to convert all inter-company advances made by Color to Logical into a contribution to the capital of Logical.

     SECTION 2.5. POST CLOSING OFFERING. The parties acknowledge that after the Closing DCP intends to offer to exchange shares of the Common Stock of DCP for shares of the Common Stock of Color held by the shareholders of Color as described on Schedule 2.5 (the "Offering"). The parties acknowledge and agree that Color is not sponsoring, encouraging, or responsible for the Offering. Logical and DCP shall be solely responsible for such Offering, including compliance with all applicable laws. DCP shall not accept the tender of more than an aggregate of 2,600,000 shares of Color Common Stock in connection with the Offering. Neither Logical nor DCP shall take any action in connection with the Offering that could have the effect of reducing the number of shareholders of Color below 325.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF COLOR

     Color represents and warrants to DCP as of the date hereof and as of the Closing Date that:

     SECTION 3.1. CORPORATE EXISTENCE AND POWER. Color (i) has been duly incorporated and is validly existing and in good standing under the laws of Delaware, (ii) has all corporate power required to carry on its business as now conducted.

     SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and (subject to the approval of the Exchange as contemplated in Section 8.3(c) and the receipt of the approvals referred to in Section 3.3) performance by Color of this Agreement and the other documents, agreements or instruments to be executed and delivered by Color in connection herewith (the "Ancillary Color Documents") are within Color's respective corporate power and have been duly authorized by all necessary corporate action on the part of Color. This Agreement and each Ancillary Color Document constitutes, or will constitute when executed, a valid


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and legally binding agreement of Color,  enforceable against Color in accordance
with  its  terms,  subject  to  (i)  bankruptcy,   insolvency,   reorganization,
fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     SECTION 3.3. GOVERNMENTAL AUTHORIZATION. Except as set forth on Schedule 3.3, the execution, delivery and performance by Color of this Agreement and the Ancillary Color Documents requires no action by or in respect of, or filing with, any governmental body, agency, or official on the part of Color other than
(i) filings and notices not required to be made or given until after the Closing Date, (ii) filings, at any time, of tax returns, tax reports and tax information statements, and (iii) any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Color.

     SECTION 3.4. NON-CONTRAVENTION. Except as set forth in Schedule 3.4, and as contemplated in Sections 3.2 and 3.3, the execution, delivery and performance by Color of this Agreement and the Ancillary Color Documents does not and will not
(i) violate the certificate of incorporation or bylaws of Color, (ii) assuming compliance with the matters referred to in Section 3.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to Color, (iii) require any consent or other action by any Person under or constitute a default under any material agreement or other material instrument binding upon Color, or (iv) result in the creation or imposition of any material Lien on the Logical Shares.

     SECTION 3.5. CAPITALIZATION. The authorized capital stock of Logical is as follows:

     (a) The authorized capital stock of Logical consists of 10,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date hereof, there are 1,623,000 shares of Common Stock outstanding, all of which are held by Color. There are no shares of Preferred Stock of Logical outstanding.

     (b) There are no outstanding (i) securities of Logical convertible into or exchangeable for shares of capital stock or voting securities of any other entity, or (ii) options or other rights to acquire shares of the capital stock of Logical, or other obligation of Logical to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Logical.

     SECTION 3.6. OWNERSHIP OF SHARES. Color is the record and beneficial owner of all the outstanding capital stock of Logical, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose thereof other than pursuant to generally applicable regulatory requirements). As a result of the Exchange, DCP will acquire valid title to all the outstanding capital stock of Logical, free and clear of any Lien and any such limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose thereof other than pursuant to generally applicable regulatory requirements).

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     SECTION  3.7.  NO  BROKERS.  No broker or finder has been  involved in this transaction on behalf of Color, and Color shall not be obligated to pay any brokers or finders' fees in connection with this transaction.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF DCP

     DCP and the DCP Shareholders, jointly and severally, represent and warrant to Color as of the date hereof and as of the Closing Date that:

     SECTION 4.1. AUTHORIZATION. DCP and the DCP Shareholders have full legal power and authority to execute, deliver, and perform his or its obligations under this Agreement and the other documents, agreements, or instruments to be executed and delivered by DCP or the DCP Shareholders in connection herewith (the "Ancillary DCP Documents"). This Agreement and each Ancillary DCP Document constitutes, or will constitute when executed, a valid and legally binding agreement of DCP and/or the DCP Shareholder, respectively, enforceable against DCP and/or the DCP Shareholder in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). The DCP Shareholders constitute all of the holders of issued and outstanding capital stock of DCP. The issuance by DCP of its shares to each DCP Shareholder or other holders of capital stock of DCP has been and shall be in compliance with applicable securities laws. There are no outstanding (i) securities of DCP convertible into or exchangeable for shares of capital stock or voting securities of any other entity, or (ii) options or other rights to acquire shares of the capital stock of DCP, or other obligation of DCP to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of DCP.

     SECTION 4.2. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by DCP and the DCP Shareholders of this Agreement and the Ancillary DCP Documents require no action by or in respect of, or filing with, any governmental body, agency or official on the part of DCP or the DCP Shareholders other than (i) filings and notices not required to be made or given until after the Closing Date, (ii) filings, at any time, of tax returns, tax reports and tax information statements and (iii) any such action or filing as to which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect on Color, Logical, DCP, or the DCP Shareholders.

     SECTION 4.3. NON-CONTRAVENTION. Except as set forth in Schedule 4.3, the execution, delivery and performance by DCP and each DCP Shareholder of this Agreement and the Ancillary DCP Documents do not and will not (i) assuming compliance with the matters referred to in Section 4.2, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to such member, (ii) require any consent or other action by any Person under or constitute a default under any material agreement or other instrument binding upon DCP or the DCP Shareholders, or (iii) result in the creation or imposition of any material Lien on the Color Shares.

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     SECTION 4.4. INVESTMENT INTENT;  REGISTRATION;  NO TRANSFER. DCP represents that it is acquiring the Logical Shares in exchange for the Color Shares for its own account, for investment, and not with a view to a further distribution. DCP acknowledges that all the Logical Shares have not been registered and are being transferred to DCP in reliance upon certain exemptions from registration requirements under the Securities Act of 1933, as amended, and under applicable state securities laws. DCP will make no transfer or assignment of any of the Logical Shares except in compliance with the Securities Act of 1933, as amended, The Securities Exchange Act of 1934, and applicable state securities laws. DCP
consents,   agrees  and  acknowledges   that  the  certificate  or  certificates
representing the Shares will be inscribed with a legend regarding the foregoing.

     SECTION 4.5. ENDORSEMENT. DCP and the DCP Shareholders are aware that no federal or state agency has made any recommendation or endorsement of the Logical Shares.

     SECTION 4.6. NO MARKET FOR SHARES. DCP and the DCP Shareholders acknowledge that no public or secondary market exists or may ever exist for the Logical Shares and, accordingly, the Logical Shares may not be readily liquidated.

     SECTION 4.7. NO SOLICITATION. Neither Color nor any person acting on its behalf has offered the Logical Shares to DCP by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

     SECTION 4.8. INFORMATION. DCP and the DCP Shareholders acknowledge that Color has made available the opportunity to ask questions and to receive answers, and to obtain information necessary to evaluate the merits and risks of this Exchange. DCP and the DCP Shareholders acknowledge that Michael Brennan has been involved in the day-to-day management of Logical, and that each DCP Shareholder has received information about Logical in their capacities as directors of Color, and, as such, has sufficient information regarding Logical to evaluate the merits and risks of this Exchange. DCP and the DCP Shareholders have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the investment in the Logical Shares.

     SECTION 4.9. OPPORTUNITY TO CONSULT. DCP and the DCP Shareholders have had an opportunity to consult with their own legal counsel and tax and financial advisors regarding the Exchange and the tax treatment thereof.

     SECTION 4.10. SPECULATIVE INVESTMENT. DCP and the DCP Shareholders acknowledge that the Logical Shares are a speculative investment. DCP and the DCP Shareholders represent that they can bear the economic risk of such an investment for an indefinite period of time.

     SECTION 4.11. NO COMMISSION. DCP and the DCP Shareholders acknowledge and represent that no commission or other remuneration has been paid or given directly or indirectly in connection with this Agreement.

     SECTION 4.12. STATUS. Each DCP Shareholder is an "accredited investor," as such term is defined in the rules and regulations promulgated pursuant to Regulation D.

     SECTION 4.13. NO MATERIAL MISSTATEMENT. No representation or warranty of DCP or the DCP Shareholders or, to the knowledge of DCP and the DCP Shareholders, Color, contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     SECTION 4.14. NO BROKERS. No broker or finder has been involved in this transaction on behalf of DCP or the DCP Shareholders, and neither DCP nor the DCP Shareholders shall be obligated to pay any brokers' or finders' fees in connection with this transaction.

     SECTION 4.15. LOGICAL FINANCIAL STATEMENTS. The balance sheets of Logical as of December 31, 2000 and December 31, 2001 and as of June 30, 2002 and the related statements of income of Logical for each of the years ended December 31, 2000 and December 31, 2001 and the six-month period ended June 30, 2002, as reflected in the audited and unaudited financial statements of Color of the same dates and previously delivered by Color to DCP and the DCP Shareholders, present fairly, in all material respects, the financial position of Logical as of the dates thereof and the results of operations of Logical for the periods then ended, in accordance with GAAP consistently applied.

                                    ARTICLE V
                             CONDUCT PENDING CLOSING

     SECTION 5.1. CONDUCT PENDING CLOSING. Except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Closing, Color, DCP, and the DCP Shareholders will cause Logical to (a) conduct its operations according to its ordinary course of business consistent with past practices, including maintenance of books and records consistent with past practices, (b) use its reasonable best efforts to preserve intact its respective business organizations, (c) generally keep available the services of its officers and employees and generally maintain existing relationships with agents, licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it, and (d) to the extent permitted by applicable law, confer with each other on significant operational matters and material decisions affecting the business of Logical. Without limiting the generality of the foregoing, and except as otherwise expressly provided by this Agreement, Color, DCP, and the DCP Shareholders will cause Logical not to, without the prior written consent of Color:

     (a) amend its charter documents or by-laws;

     (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities;

     (d) (i) incur any indebtedness for borrowed money or issue any debt securities or, assume, guarantee or endorse the obligations of any other Person;
(ii) make any loans, advances or capital contributions to, or investments in, any other Person; (iii) pledge or otherwise encumber shares of its capital stock; or (iv) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

     (e) enter into, adopt or (except as may be required by law or the terms of any such arrangement, or this Agreement) terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, amend any such arrangement as it relates to such directors, officers or employees or (except for increases in base compensation in the ordinary course of business consistent with past practice), increase in any manner the compensation or benefits of any director, officer or employee or, with respect to any director or officer, pay any benefit not required by any plan or arrangement as in effect as of the date hereof or, with respect to any employee who is not an officer or director, pay any benefit other than in the ordinary course of business consistent with past practice in accordance with plans or arrangements in effect as of the date hereof (including, without limitation, with respect to any such director, officer or employee, the granting of stock options, restricted stock, stock appreciation rights or performance units);

     (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or, whether or not in the ordinary course of business, any assets which in the aggregate exceed $2,500 or are material to Logical, or enter into any contract, agreement, commitment or transaction with respect thereto;

     (g) change any of the accounting principles, practices, methods or policies (including, without limitation, any reserving methods, practices or policies) used by it, except as may be required as a result of a change in law or GAAP;

     (h) (i) acquire (by merger, consolidation, or acquisition of stock or assets, but excluding foreclosure) any corporation, partnership or other business organization or division thereof, (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $2,500 or, in the aggregate, are in excess of $10,000; (iii) settle any litigation; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (i) make any Tax election or settle or compromise any Tax liability, other than in the ordinary course of business or enter into any tax sharing agreements or arrangements with any party;

     (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements (or the notes thereto) of Logical or incurred in the ordinary course of business consistent with past practice;

     (k) terminate, or in any manner material thereto modify, amend or waive compliance with, any provision of any of the material agreement;

     (l) incur any operating expenses, research and development expenses, capital expenditures, or other commitment in connection with any technology development activity with Delphax Technologies Inc.; or

     (m) take, or agree in writing or otherwise to take, any of the actions described above in this Section 5.1.

     SECTION 5.2. ACCESS TO INFORMATION. From the date hereof until the Closing Date, subject to any applicable contractual restrictions and applicable legal privileges, and to the extent applicable law would not thereby be violated, Logical will (i) give Color, DCP, and their respective counsel, financial advisors, auditors, and other authorized representatives full access, upon reasonable prior notice and during normal business hours, to the offices, properties, books and records of Logical and to the books and records of Logical, (ii) furnish to Color, DCP, and their respective counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information relating to Logical as such Persons may reasonably request, and (iii) instruct the employees, counsel, auditors, and financial advisors of Logical to cooperate with Color and DCP in their investigation of Logical; provided that this Section 5.2 shall not obligate Logical to provide or make available to Color or DCP any employee medical records; provided, further, that to the extent contractual restrictions limit Logical's ability to take any of the actions set forth in this Section 5.2, Logical shall use its best efforts to obtain any necessary contractual consent or accommodate any reasonable request by Color or DCP with respect to such action by alternative means and provided, further, that to the extent applicable legal privileges or applicable laws limit Logical's ability to take any of the actions set forth in this Section 5.2, Logical shall use its best efforts to accommodate any reasonable request by Color or DCP with respect to such action by alternative means.

     SECTION 5.3. NOTICES OF CERTAIN EVENTS. Logical, Color and DCP shall promptly notify the other parties of:

     (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication received relating to the transactions contemplated by this Agreement and any other significant notices or other communications from any governmental or regulatory agency or authority other than reports or communications regarding consumer complaints received in the ordinary course of business; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of such party, threatened against, relating to or involving or otherwise affecting Logical or that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 5.4. FAIRNESS OPINION. As soon as practicable after the execution of this Agreement, Color anticipates that, at the discretion of a committee of disinterested members of the Board of Directors of Color comprised of Morris E. Van Asperen and Charles R. Allison (the "Committee"), Color shall engage a qualified, independent financial advisor (the "Financial Advisor"), satisfactory to the Committee, to review the terms of the Exchange and to confirm, prior to Closing, that such terms are fair from a financial point of view to Color and Color's stockholders, other than DCP (the "Fairness Opinion"). The conclusion of the Financial Advisor, if any, shall be shared with all members of the Board of Directors of Color, accompanied by the Committee's recommendation to the Board of Directors of Color.

                                   ARTICLE VI
                                OTHER AGREEMENTS

     SECTION 6.1. WARRANTS. At the Closing, Logical and DCP shall issue to Color a warrant in the form attached hereto as Exhibit 6.1 (the "Warrant").

     SECTION 6.2. FINANCIAL STATEMENTS.

     (a) Within 30 days following the Closing, Logical shall engage a certified public accounting firm to prepare audited financial statements of Logical for the year ended and as of December 31, 2000 and December 31, 2001, consistent with Color's accounting policies and procedures consistently applied by Color with respect to Logical. Color shall give Logical access to the books, records and personnel of Color, and shall cooperate with Logical, as reasonably necessary to permit the accountants to prepare the financial statements contemplated herein. Logical shall bear all costs related to the preparation of the financial statements contemplated by this Section 6.2(a).

     (b) Following the Closing, Color shall prepare interim financial statements for the period ended as of the end of the month for the month in which the

Closing Date occurs, consistent with Color's accounting policies and procedures consistently applied by Color with respect to Logical. Logical shall give Color access to the books, records and personnel of Logical, and shall cooperate with Color, as reasonably necessary to permit Color to prepare the financial statements contemplated herein.

     SECTION 6.3. LEASES. Color is currently a party to that certain Lease Agreement dated December 14, 2001 among Color, Logical, and Balboa Capital (the "Lease Agreement") which Lease Agreement relates to personal property utilized by Logical. Within ten days following the execution of this Agreement, DCP shall deposit 50,000 shares of the Common Stock of Color with the Escrow Agent under an escrow agreement in the form attached as Exhibit 6.3. The shares deposited in escrow pursuant to this Section 6.3 shall remain in escrow unless and until Logical obtains the release of Color from all obligations under agreements executed prior to the date hereof to which Color is a party for the benefit of Logical, including, without limitation, the Lease Agreement (collectively, the "Logical Agreements"), which shares shall be held as collateral to secure the performance of Logical under such Logical Agreements. If Logical breaches the terms of one or more Logical Agreements and as a result Color becomes obligated under such Logical Agreement, the 50,000 shares deposited in escrow pursuant to this Section 6.3 shall be released to Color. The parties acknowledge that the damages in such event would be difficult to ascertain and the transfer of the shares as contemplated herein shall be liquidated damages and not a penalty. The remedy set forth in this Section 6.3 shall be Color's sole and exclusive remedy in respect of any breach of the Logical Agreements by Logical.

     SECTION 6.4. SALE OF TONER PRODUCTS. Following the Exchange and at the option of Color and Logical, Color shall continue to sell toner products to Logical on terms consistent with past practice for Color's similarly situated clients, and Logical shall purchase toner products from Color as desired.

     SECTION 6.5. TAX PERIODS ENDING ON OR BEFORE CLOSING. Color shall prepare or cause to be prepared, and file or cause to be filed all tax returns for Logical for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

     SECTION 6.6. COOPERATION ON TAX MATTERS.

     (a) Color and Logical shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Color and Logical agree (i) to retain all books and records with respect to Tax matters pertinent to Logical relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations (and, to the extent notified by Color or Logical, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Color or Logical, as the case may be, shall allow the other party to take possession of such books and records.

     (b) Color and Logical further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

     SECTION 6.7. BOOKS AND RECORDS. Within ten business days following the Closing, Color shall deliver to DCP the minute book, stock transfer ledger, and related books and corporate records of Logical. Following the Closing, Logical shall give Color access to such books and records as necessary for Color to prepare tax returns and financial statements, respond to any audit, litigation, or other proceeding, or any similar business purpose and shall allow Color to make copies thereof as reasonably requested by Color and at Color's expense.

                                   ARTICLE VII
                         MUTUAL COVENANTS OF COLOR, DCP,
                            AND THE DCP SHAREHOLDERS

     Color, DCP and the DCP Shareholders agree that:

     SECTION 7.1. REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, Color, DCP and the DCP Shareholders will use their reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Color and DCP will promptly, and in any event within 30 days of the date hereof, prepare and file all applications, notices, consents and other documents necessary or advisable to obtain the regulatory approvals specified in Schedule 3.3, promptly file all supplements or amendments thereto and use reasonable efforts to obtain the regulatory approvals specified in Schedule 3.3 as promptly as practicable. Color and DCP will provide each other and their counsel the opportunity to review in advance and comment on all such filings. Color and DCP will keep each other informed of the status of matters relating to obtaining the regulatory approvals specified in Schedule 3.3. Color and DCP agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     SECTION 7.2. PUBLIC ANNOUNCEMENTS. The parties agree that prior to Closing, no party will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by applicable law.

     SECTION 7.3. SUPPLEMENTAL DISCLOSURE. Prior to Closing, Color and DCP shall have the continuing obligation promptly to advise each other with respect to (i) any material matter hereafter arising and (ii) any material matter hereafter discovered which, in the case of a matter being disclosed pursuant to clause (i) hereof if existing at the date hereof or, in the case of a matter being disclosed pursuant to clause (ii) hereof, if known at the date hereof would have been required to be set forth or described in the respective Schedules provided by them provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure by any party shall not be deemed to have been disclosed as of the date hereof, to constitute part of, or an amendment or supplement to, such party's Schedules or cure any breach or inaccuracy of a representation or warranty unless so agreed to in writing by the other party. If, prior to the Closing, Color or DCP becomes aware of a breach or inaccuracy of a representation or warranty made by it herein, such party shall use best efforts to cure such breach or inaccuracy as promptly as practicable; provided, however, that no such cure will relieve such party of any liability for such breach or inaccuracy.

     SECTION 7.4. CONFIDENTIALITY.

     (a) Definitions. As used herein, "Confidential Information" means any private, confidential, trade secret or other proprietary information (whether or not embodied or contained in some tangible form) relating to any actual or anticipated business of Color, Logical, or DCP, this Agreement, the Ancillary Color Documents, the Ancillary DCP Documents, and all personal information relating to DCP Shareholders. Color, Logical, DCP, and each DCP Shareholder shall each be a "Party" and collectively, the "Parties".

     (b) Confidentiality and Use Restrictions. Each Party agrees, on such Party's own behalf and on behalf of any of such Party's officers, directors, agents, representatives, accountants and attorneys (collectively, "Representatives"), that such Party and its Representatives shall hold the Confidential Information of the other Party in the strictest confidence and shall use the same care and discretion to protect the other Party's Confidential Information as such Party uses to protect its own confidential information, but not less than a reasonable standard of care. Except as required by law or stock exchange regulation, unless otherwise agreed to in writing by the Parties, no Party shall disclose any Confidential Information to any third party or use such Confidential Information for such Party's own benefit or the benefit of a third party.

     (c) Injunction and Other Remedies. The Parties hereby acknowledge and agree that the terms of this Section 7.4 are reasonable and necessary to protect the respective business interests of the Parties, and that the disclosing Party would be irreparably damaged in the event receiving Party violates any of the terms of this Agreement. Accordingly, the provisions of this Section 7.4 shall be enforceable through issuance of an injunction restraining the unauthorized use or disclosure of any of the Confidential Information furnished to or acquired by the receiving Party, or through any other equitable or legal remedies, which remedies shall be cumulative with and not exclusive of any other remedy available at law or otherwise, including, without limitation, damages as determined by a court of competent jurisdiction. The prevailing Party in any dispute arising under this Agreement shall recover reasonable and actual attorney's fees and related costs and expenses from the other Party, whether incurred for negotiations, trial, preparation, appellate or other related matters.

     (d) Obligations as Directors of Color. Nothing in this Section 7.4 shall be construed to limit, or in any other way affect, the obligations and duties of each DCP Shareholder as a director of Color.

     (e)  Survival.   This  Section  7.4  shall  survive  the  Closing  and  any termination of this Agreement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

     SECTION 8.1. CONDITIONS TO OBLIGATIONS. The obligations of Color and DCP to consummate the Exchange are subject to the satisfaction of the following conditions:

     (a) Any regulatory consents, approvals or clearances necessary for the consummation of the Exchange shall have been obtained, and no provision of any applicable law or regulation shall prohibit the consummation of the Exchange.

     (b) All material consents, approvals or waivers of all non-governmental Persons necessary for the consummation of the Exchange (including without limitation the approval of the Exchange by the Committee and by the Board of Directors of Color) shall have been obtained.

     (c) There shall not be in effect any temporary restraining order, preliminary injunction or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated hereby; provided that the party invoking this condition shall have used its reasonable best efforts to have such order or injunction vacated.

     SECTION 8.2. CONDITIONS TO OBLIGATIONS OF DCP. The obligations of DCP to consummate the Exchange are subject to the satisfaction of the following further conditions:

     (a) Representations, Warranties and Covenants.

     (i) Color shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date,

     (ii) the representations and warranties of Color contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date, and

     (iii) DCP shall have received a certificate signed by the President of Color to the effect that the foregoing conditions have been satisfied.

     SECTION 8.3. CONDITIONS TO OBLIGATIONS OF COLOR. The obligation of Color to consummate the Exchange is subject to the satisfaction of the following further conditions:

     (a) Representations, Warranties and Covenants.

     (i) DCP and each DCP Shareholder shall have performed in all material respects all of his or its obligations hereunder required to be performed by it at or prior to the Closing Date,

     (ii) the representations and warranties of the members of DCP and the DCP Shareholders contained in this Agreement shall be true at and as of the Closing Date, as if made at and as of such date, and

     (iii) Color shall have received a certificate signed by the Chief Executive Officer of DCP to the effect that the foregoing conditions have been satisfied.

     (b) The Committee and Board of Directors of Color shall have approved the Exchange. Color and its accountants, counsel, and other experts shall have completed a satisfactory due diligence review with respect to the business and affairs of Logical and all issues raised as a result of such investigation shall have been resolved to Color's satisfaction.

     (c) Color shall have received a solvency certificate relating to Logical in the form attached as Exhibit 8.3(c) executed by Michael W. Brennan, and the President of Logical (if different than Mr. Brennan).

     (d) Color shall have obtained the consent of SouthTrust Bank to the Exchange and the release by SouthTrust Bank of its security interest in the assets of Logical.

                                   ARTICLE IX
                                    SURVIVAL

     The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement shall survive the Closing Date for a period of one year; provided that the covenants and agreements which, by their terms, are to have effect or be performed after the Closing shall survive and remain in full force and effect for the applicable periods specified in the respective covenant or agreement or, if no such period is specified, indefinitely.

                                    ARTICLE X
                                 INDEMNIFICATION

     SECTION 10.1. INDEMNIFICATION BY COLOR. Color agrees to indemnify, defend and hold DCP and the DCP Shareholders harmless from and against any and all losses, expenses, claims, charges, liabilities, or damages, including, without limitation, attorneys fees and court costs (collectively, "Damages"), actually incurred by DCP, based upon or arising out of (a) any breach of any covenant or agreement of Color contained in this Agreement or any Ancillary Color Document, or (b) the breach by Color of any representations and warranties contained in this Agreement.

     SECTION 10.2. INDEMNIFICATION BY DCP AND THE DCP SHAREHOLDERS. DCP and the DCP Shareholders hereby, jointly and severally, agree to indemnify, defend and hold Color harmless from and against any and all Damages actually incurred by Color, based upon or arising out of (a) any breach of any covenant or agreement by DCP or any DCP Shareholder contained in this Agreement or any Ancillary DCP Document, or (b) the breach by DCP or any DCP Shareholder of any representations and warranties contained in this Agreement or any Ancillary DCP Document.

     SECTION 10.3. NOTICE OF CIRCUMSTANCES. Promptly after receipt by Color or DCP of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification pursuant to any provision of this Agreement, such party shall give the party who may be obligated to provide indemnification hereunder (the "Indemnifying Party") written notice describing the Circumstance in reasonable detail. If notice of a Circumstance is not given to the Indemnifying Party within a sufficient period of time or in sufficient detail to apprise the Indemnifying Party of the nature of the Circumstance (in each instance taking into account the facts and circumstances known by the indemnified party with respect to such Circumstance), the Indemnifying Party shall not be liable to the party seeking indemnification to the extent that the Indemnifying Party's position is actually prejudiced as a result thereof. The Indemnifying Party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any Circumstance involving the asserted liability of the party seeking indemnification. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the party seeking indemnification of its intention to do so, and the party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the indemnified party shall have the right, at its own expense, to participate in the defense of such asserted liability. Under no circumstance shall the party seeking indemnification compromise any such asserted liability without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     SECTION 10.4. SURVIVAL OF INDEMNIFICATION OBLIGATIONS. The indemnification obligations for all claims relating to breaches of representations, warranties and covenants shall survive the Closing and shall be enforceable with respect to damages for which a notice of Circumstance has been delivered prior to the expiration, if any, of the representation, warranty or covenant on which the indemnified party's claim is based.

                                   ARTICLE XI
                                   TERMINATION

     SECTION 11.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of Color and DCP;

     (b) by Color if any of the conditions set forth in Sections 8.1 or 8.3 shall have become incapable of fulfillment, and shall not have been waived by Color;

     (c) by DCP if any of the conditions set forth in Sections 8.1 or 8.2 shall have become incapable of fulfillment, and shall not have been waived by DCP;

     (d) by Color for any reason on or after October 10, 2002 if the Closing shall not have been consummated on or before October 10, 2002; or

     (e) by Color, if the Fairness Opinion to be received pursuant to Section 5.4, does not indicate that the terms of this Agreement are fair to Color and the Color shareholders.

     The party desiring to terminate this Agreement shall give notice of such termination to the other party.

     SECTION 11.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 11.1, Color shall be entitled to receive from the Escrow Agent the 500,000 Scheduled Shares described on Schedule 2.1, originally issued to Michael W. Brennan and reissued in the name of DCP as contemplated by Section
2.1. The parties acknowledge that in such event the damages would be difficult to ascertain and the transfer of such shares shall be as liquidated damages and not as a penalty. The provisions of Section 7.4, this Section 11.2, and of
Article XII shall survive any termination hereof pursuant to Section 11.1.

                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and sent by (a) certified or registered U.S. mail, return receipt requested, (b) personal delivery, including delivery by Federal Express or similar guaranteed express courier, (c) facsimile, provided written confirmation of receipt is received and a copy is sent by the method described in (a) or (b), addressed as follows:

         if to Color or Logical,            Color Imaging, Inc.
         (prior to Closing) to:             4350 Peachtree Industrial Blvd.
                                            Suite 100
                                            Norcross, Georgia 30071
                                            Attention:  Morris E. Van Asperen
                                            Fax:  (770) 242-3494

         with copies to:                    Arnall Golden Gregory LLP
                                            1201 West Peachtree Street
                                            2800 One Atlantic Center
                                            Atlanta, Georgia 30309
                                            Attention:  T. Clark Fitzgerald III
                                            Fax:  (404) 873-8623

         if to DCP or                       Robert L. Langsam
         the DCP Shareholders:              c/o Global Capital Group, Inc.
                                            2121 East Pacific Coast Highway
                                            Suite 210
                                            Corona del Mar, California 92625
                                            Fax:  (949) 270-2755

         if to Logical,                     Logical Imaging Solutions, Inc.
         (after the Closing) to:            1920 East Warner Avenue
                                            Suite 3-M
                                            Santa Ana, California 92705
                                            Fax:  (949) 474-8114
                                            Attention:  Michael W. Brennan

         with a copy to:                    Christopher H. Dieterich, Esq.
                                            11300 W. Olympic Boulevard
                                            Los Angeles, California  90064
                                            Fax:  (310) 312-6680

or at such other address as the Party may designate by written notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day, in the place of receipt.

     SECTION 12.2. AMENDMENTS AND WAIVERS.

     (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Color and DCP (with DCP being the authority to act on behalf of the DCP Shareholders), or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 12.3. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     SECTION 12.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia without regard to the conflict of laws rules of such state.

     SECTION 12.5. JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the federal or state court located in Georgia each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section
12.5 shall be deemed effective service of process on such party.

     SECTION 12.6. COUNTERPARTS; NO THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 12.7. ENTIRE AGREEMENT. This Agreement, together with the Ancillary DCP Documents and Ancillary Color Documents, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, provided the foregoing shall not be construed as terminating or superceding the Confidentiality Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Ancillary DCP Documents or Ancillary Color Documents has been made or relied upon by either party hereto.

     SECTION 12.8. CONSTRUCTION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

     SECTION 12.9. MOST FAVORABLE TAX TREATMENT. Notwithstanding anything contained herein to the contrary, the parties agree that they shall cooperate with each other in order to structure and consummate the Exchange in such a way as to obtain the most favorable possible tax treatment for the parties, but no change shall be made which is incompatible with "treasury stock and surplus" accounting treatment for the transaction by Color.

     SECTION 12.10. EXPENSES. Each party shall bear its own expenses in connection with the Exchange, including brokers, finders, or similar fees, except that: (i) Color and DCP shall share equally all costs payable to the Escrow Agent; provided, if this Agreement fails to close as a result of a termination of this Agreement by Color, Color shall bear all costs payable to the Escrow Agent; (ii) Color shall bear all expenses associated with retaining the Financial Advisor to prepare the Fairness Opinion, (iii) Color shall bear all fees charged by the transfer agent and all sales and transfer taxes incurred in connection with the transfer of the Logical Shares to DCP, and (iv) DCP shall bear all sales and transfer taxes incurred in connection with the transfer of the Color Shares to Color. Notwithstanding the foregoing, Color shall not be responsible for any fees payable to the Escrow Agent resulting from the maintenance of the escrow account established pursuant to Section 2.1 past the Closing Date.


                         [Signatures begin on next page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                "COLOR":

                                COLOR IMAGING, INC.


                                By:     /S/ MORRIS E. VAN ASPEREN
                                   ---------------------------------------------
                                Title:  EXECUTIVE VICE PRESIDENT
                                   ---------------------------------------------

                                "LOGICAL":

                                LOGICAL IMAGING SOLUTIONS, INC.


                                By:     /S/ MICHAEL W. BRENNAN
                                   ---------------------------------------------
                                Title:  CHIEF EXECUTIVE OFFICER
                                   ---------------------------------------------

                                "DCP":

                                DIGITAL COLOR PRINT, INC.


                                By:      /S/ MICHAEL W. BRENNAN
                                   ---------------------------------------------
                                Title:  CHIEF EXECUTIVE OFFICER
                                   ---------------------------------------------

                                "DCP SHAREHOLDERS":

                                /S/ ROBERT L. LANGSAM
                                ------------------------------------------------
                                Robert L. Langsam

                                /S/ MICHAEL W. BRENNAN
                                ------------------------------------------------
                                Michael W. Brennan

                                /S/ EDWIN C. ST. AMOUR
                                ------------------------------------------------
                                Edwin C. St. Amour

                                /S/ VICTOR A. HOLLANDER
                                ------------------------------------------------
                                Victor A. Hollander

                         LIST OF SCHEDULES AND EXHIBITS

Schedules
---------
Schedule 2.1      Scheduled Shares
Schedule 2.5      Description of Offering
Schedule 3.3      Governmental Authorization-Color
Schedule 3.4      Non-Contravention-Color
Schedule 4.3      Non-Contravention-DCP and DCP Shareholders

Exhibits
--------
Exhibit 2.1       Form of Exchange Escrow Agreement
Exhibit 2.3A      Resignations of Directors/Officers to be Delivered by Color
Exhibit 2.3B      Resignations of Directors/Officers to be Delivered by DCP
Exhibit 2.3C      Form of Resignation
Exhibit 2.4       Form of Termination Agreement
Exhibit 6.1       Form of Warrant
Exhibit 6.3       Form of Escrow Agreement
Exhibit 8.3(c)    Form of Solvency Certificate






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